UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): May 11, 2026

HYPERSCALE DATA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11411 Southern Highlands Parkway, Suite 190, Las Vegas, NV 89141

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	GPUS	NYSE American
13.00% Series D Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	GPUS PD	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 9, 2026, Hyperscale Data, Inc., a Delaware corporation (the “Company”), through its wholly-owned subsidiary, Omnipresent Robotics LLC, a Nevada limited liability company (the “Omnipresent”), entered into a definitive Appendix (the “Appendix”) with AGIBOT PTE. LTD., a Singaporean company (“AGIBOT”), which supplements that certain Partner Agreement dated April 15, 2026 (the “Partner Agreement”) entered into by and between Omnipresent and AGIBOT. Pursuant to the Appendix and Partner Agreement, AGIBOT agreed to sell up to 143 intelligent robot products to Omnipresent for a purchase price of up to approximately $13.4 million (pursuant to purchase orders) and authorized Omnipresent to resell such products under Omnipresent’s brand. Moreover, Omnipresent agreed to work with and assist Omnipresent in the establishment of a robot data collection center. The Appendix also contains certain customary provisions, including those that relate to confidentiality and ownership of data, intellectual property rights, product control and security, product warranty and indemnification.

The foregoing summary of the Appendix and Partner Agreement is subject to and qualified in its entirety by the text of the Appendix and Partner Agreement, forms of which are both filed hereto as Exhibit 10.1 and Exhibit 10.2, respectively.

While the Partnership Agreement was, at the time of its execution, similar to a memorandum of understanding, and was therefore not viewed as a material definitive agreement required to be filed under Item 1.01, the execution of the Appendix has converted it into a material definitive agreement that the Company believes should be disclosed under Item 1.01.

Item 7.01	Regulation FD Disclosure.

On May 11, 2026, the Company issued a press release announcing the Appendix, a copy of which is attached as Exhibit 99.1. The information contained in Exhibit 99.1 is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information under this item shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

The Securities and Exchange Commission encourages registrants to disclose forward-looking information so that investors can better understand the future prospects of a registrant and make informed investment decisions. This Current Report on Form 8-K and exhibits may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect the Registrant’s judgment as of the date of this Current Report on Form 8-K. Forward-looking statements may relate to, among other things, operating results and are indicated by words or phrases such as “expects,” “should,” “will,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report on Form 8-K. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
10.1	Form of Appendix dated May 9, 2026 by and between Omnipresent Robotics, LLC and AGIBOT PTE. LTD.
10.2	Form of Partner Agreement dated April 15, 2026 by and between Omnipresent Robotics, LLC and AGIBOT PTE. LTD.
99.1	Press Release issued on May 11, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERSCALE DATA, INC.

Dated: May 11, 2026	/s/ Henry Nisser
Henry Nisser
President and General Counsel